CSFB0404 - Price/Yield - 1A1

Balance	33,000,000	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon	3.849	Dated	4/1/2004	NET(1)	4.071	WALA(1)	2
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [0.2218%] THROUGH MONTH 33, THEN NET WAC LESS [0.2390]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7643]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)
Price	15 CPR- Call (Y)	20 CPR-Call (Y)	22 CPR- Call (Y)	25 CPR-Call (Y)	27 CPR-Call (Y)	30 CPR-Call (Y)	35 CPR-Call (Y)	40 CPR-Call (Y)	45 CPR-Call (Y)	50 CPR-Call (Y)
101-02 1/4	3.2062	3.1566	3.1352	3.1011	3.0771	3.0391	2.9697	2.8914	2.8035	2.7028
101-02 3/4	3.1986	3.1485	3.1268	3.0923	3.0680	3.0295	2.9593	2.8801	2.7911	2.6892
101-03 1/4	3.1911	3.1404	3.1184	3.0835	3.0589	3.0200	2.9489	2.8688	2.7788	2.6757
101-03 3/4	3.1836	3.1322	3.1100	3.0747	3.0498	3.0104	2.9385	2.8575	2.7665	2.6622
101-04 1/4	3.1760	3.1241	3.1016	3.0659	3.0407	3.0009	2.9282	2.8462	2.7541	2.6487
101-04 3/4	3.1685	3.1160	3.0932	3.0571	3.0317	2.9914	2.9178	2.8350	2.7418	2.6352
101-05 1/4	3.1610	3.1078	3.0848	3.0483	3.0226	2.9818	2.9075	2.8237	2.7295	2.6217
101-05 3/4	3.1534	3.0997	3.0764	3.0395	3.0135	2.9723	2.8971	2.8124	2.7172	2.6082
101-06 1/4	3.1459	3.0916	3.0680	3.0307	3.0044	2.9628	2.8868	2.8011	2.7049	2.5947
101-06 3/4	3.1384	3.0834	3.0597	3.0219	2.9953	2.9533	2.8764	2.7899	2.6926	2.5812
101-07 1/4	3.1308	3.0753	3.0513	3.0131	2.9863	2.9437	2.8661	2.7786	2.6803	2.5677
101-07 3/4	3.1233	3.0672	3.0429	3.0043	2.9772	2.9342	2.8557	2.7673	2.6680	2.5542
101-08 1/4	3.1158	3.0591	3.0345	2.9956	2.9681	2.9247	2.8454	2.7560	2.6557	2.5407
101-08 3/4	3.1083	3.0510	3.0262	2.9868	2.9591	2.9152	2.8350	2.7448	2.6434	2.5273
101-09 1/4	3.1007	3.0429	3.0178	2.9780	2.9500	2.9057	2.8247	2.7335	2.6311	2.5138
101-09 3/4	3.0932	3.0347	3.0094	2.9692	2.9409	2.8961	2.8144	2.7223	2.6188	2.5003
101-10 1/4	3.0857	3.0266	3.0010	2.9605	2.9319	2.8866	2.8040	2.7110	2.6065	2.4869
WAL	2.17	2.01	1.94	1.85	1.79	1.7	1.56	1.43	1.3	1.19
Principal Window	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33
LIBOR_6MO	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230
LIBOR_1YR	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510	1.510
CMT_1YR	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314	1.314

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							SALE - SUBJECT TO 5% VARIANCE